Exhibit 99

Stephen D. Blum – Investor Relations (480) 754-5040

Tom A. Herrmann – Media Relations (480) 754-2202

THE DIAL CORPORATION CONFERENCE CALL TO REVIEW

FIRST QUARTER 2002 RESULTS WILL BE HELD ON

THURSDAY, APRIL 18, 2002, AT 9:00 A.M. EDT

Scottsdale, Ariz. – March 21, 2002 – The Dial Corporation (NYSE: DL) will host an one-hour conference call to discuss reported results for first quarter 2002 at 9:00 a.m. EDT on Thursday, April 18, 2002. Results will be released earlier in the day. Access for the conference call and web cast is open to the press and the general public in a listen only mode. To access the conference call, please dial (952) 556-2803.

Participating in the call will be:

         Herbert M. Baum, Chairman, President and CEO

         Conrad A. Conrad, Executive Vice President and CFO

         Stephen D. Blum, Senior Vice President-Investor Relations

Date: Time: Dial-in:	Thursday, April 18, 2002 9:00 a.m. EDT (952) 556-2803

Replay Information

If you are unable to participate in the conference call, a replay will be available starting at 12:00 noon EDT on Thursday, April 18, 2002, until 12:00 midnight EDT on Thursday, April 25, 2002. To access the replay, please dial (703) 326-3020 and enter Code 5902794.

Web Cast Information

A web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com.

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